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                                                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Selas Corporation of America:


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of Selas Corporation of America of our reports dated February 26, 1998 relating to the consolidated balance sheets of Selas Corporation of America and subsidiaries as of December 31, 1997 and 1996 and related consolidated statements of operations, shareholders' equity, and cash flows and related financial statement schedules for each of the years in the three year period ended December 31, 1997, which reports appear in or are incorporated by reference in the December 31, 1997 annual report on Form 10-K of Selas Corporation of America.
















KPMG  PEAT  MARWICK  LLP

/s/ KPMG  PEAT  MARWICK  LLP
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Philadelphia, Pennsylvania
October 28, 1998












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